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                                                                    EXHIBIT 99.1

NASDAQ LOGO

By Facsimile and First Class Mail
---------------------------------


January 2, 2001

Mr. Joseph F. Pesce
Chief Financial Officer
Renaissance Worldwide, Inc.
52 Second Avenue
Waltham, MA 02451

Re:  Renaissance Worldwide, Inc. (the "Company")

Dear Mr. Pesce:

The Company's common stock has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required by the Nasdaq National Market under Marketplace Rule 4450(a)(5) (the "Rule")./1/ Therefore, in accordance with Marketplace Rule 4310(c)(8)(B), the Company will be provided 90 calendar days, or until April 2, 2001 to regain compliance with this Rule./2/ If at anytime before April 2, 2001, the bid price of the Company's common stock is at least $1.00 for a minimum of 10 consecutive trading days, Staff will determine if the Company complies with the Rule. However, if the Company is unable to demonstrate compliance with the Rule on or before April 2, 2001, Staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal Staff's decision to a Nasdaq Listing Qualifications Panel.

If you have any questions concerning the compliance issues discussed above, please contact Sepaass Shahidi, Senior Analyst at (800) 960-8537.


Sincerely,

/s/ Kit Milholland

Kit Milholland
Director
Nasdaq Listing Qualifications





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/1/ The Company also does not meet the continued listing requirements under
Maintenance Standard 2.  See attached chart.

/2/ The 90 day period relates exclusively to the bid price deficiency. The Company may be delisted during the 90 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during the period.




The Nasdaq Stock Market, Inc., 9801 Washingtonian Blvd., Gaithersburg, MD 20878

                                      -1-
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                             NASDAQ NATIONAL MARKET
                        CONTINUED INCLUSION REQUIREMENTS

The following table identifies the National Market maintenance standards. Each incidence of non-compliance is denoted with an "X".

COMPANY SYMBOL:  REGI

                                    Maintenance Standard                      Maintenance Standard
Standards                                   1                                         2
-------------------------------------------------------------------------------------------------------------------------------
Net Tangible Assets/3/                  $4 million                                   N/A
-------------------------------------------------------------------------------------------------------------------------------
Market Capitalization                       N/A                                   $50 million
                                                                                       OR
Total Assets                                                                      ($50 million
                                                                                      AND
Total Revenue                                                                     $50 million)
-------------------------------------------------------------------------------------------------------------------------------
Public Float (shares)/4/                   750,000                                 1.1 million
-------------------------------------------------------------------------------------------------------------------------------
Market Value of                          $5 million                               $15 million
Public Float
-------------------------------------------------------------------------------------------------------------------------------
Bid Price                                    $1                   X                    $5                     X
-------------------------------------------------------------------------------------------------------------------------------
Round Lot                                    400                                       400
Shareholders/5/
-------------------------------------------------------------------------------------------------------------------------------
Market Makers/6/                              2                                         4
-------------------------------------------------------------------------------------------------------------------------------
Corporate Governance                          Yes                                      Yes
-------------------------------------------------------------------------------------------------------------------------------


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/3/ Net Tangible Assets = Total Assets - Total Liabilities - Goodwill.  Please
note, that Staff, as a matter of policy, excludes redeemable preferred securities from its calculation of net tangible assets.
/4/ Public float is defined as total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.
/5/ Round lot holders are holders of 100 shares or more.
/6/ An Electronic Communication Network ("ECN") is not considered an active market maker.